As filed with the Securities and Exchange Commission on September 13, 2002

                                                   Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                           THE MANITOWOC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                  Wisconsin                                 39-0448110
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification No.)

            500 South 16th Street
            Manitowoc, Wisconsin                              54221
  (Address of principal executive offices)                  (Zip Code)

                   The Manitowoc Company, Inc. 1995 Stock Plan
                            (Full title of the plan)

                 Maurice D. Jones
   Vice President, General Counsel and Secretary               Copy to:
            The Manitowoc Company, Inc.
               500 South 16th Street                        Jay O. Rothman
            Manitowoc, Wisconsin 54221                     Foley & Lardner
                  (920) 684-4410                      777 East Wisconsin Avenue
        (Name, address and telephone number,          Milwaukee, Wisconsin 53202
      including area code, of agent for service)            (414) 271-2400

                                      CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- -------------------
                                                  Proposed Maximum       Proposed Maximum
  Title of Securities        Amount to be        Offering Price Per     Aggregate Offering        Amount of
   to be Registered          Registered(1)            Share(2)               Price(2)          Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
     Common Stock,
    $.01 par value         2,326,944 Shares          $32.59                $75,835,105            $6,977.00
------------------------ ---------------------- ---------------------- ---------------------- -------------------

 Common Stock Purchase
        Rights             1,034,198 Rights              (3)                    (3)                  (3)
------------------------ ---------------------- ---------------------- ---------------------- -------------------

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the 1995 Stock Plan.
(2)  Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for The Manitowoc Company, Inc. Common
     Stock as reported on The New York Stock Exchange on September 6, 2002.
(3)  The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents filed by The Manitowoc Company, Inc. (the "Company") with the Commission are hereby incorporated herein by reference:

       1. The Company's Annual Report on Form 10-K for the year ended December 31, 2001, which includes certified financial statements as of and for the year ended December 31, 2001.

       2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

       3. The Company's Current Reports on Form 8-K, dated May 9, 2001 (which includes audited financial statements of Potain Group S.A., a company the Company acquired in 2001, as of and for the years ended December 31, 2000 and
1999), March 18, 2002, June 24, 2002, July 18, 2002, July 23, 2002, July 30,
2002, two dated August 8, 2002 (one which includes audited financial statements of Grove Investors Inc., a company the Company acquired in 2002, as of September 29, 2001, and its predecessor company SGPA, Inc., as of September 30, 2000 and for each year of the three years ended September 29, 2001) and September 12, 2002.

       4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

       5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated August 5, 1996, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

       Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and
(ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

       Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

       The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

       The Company has entered into Indemnity Agreements with each of the members of the Company's Board of Directors and each executive officer of the Company. Pursuant to such Indemnity Agreements, the Company is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he is a director or executive officer of the Company.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits.

       The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit
  No.                             Exhibit

(4.1) Amended and Restated Articles of Incorporation of The Manitowoc Company, Inc., as amended [Incorporated by reference to Exhibit 3.1 to The Manitowoc Company, Inc.'s Registration Statement on Form S-4 filed on April 10, 2002 (Reg. No. 333-85938)]

(4.2) Restated By-laws of The Manitowoc Company, Inc., as amended [Incorporated by reference to Exhibit 3.2 to The Manitowoc Company, Inc.'s Quarterly Report Form 10-Q for the quarter ended June 30, 1995 (File No. 1-11978)]

(4.3) Rights Agreement, dated August 5, 1996 between The Manitowoc Company, Inc. and First Chicago Trust Company of New York [Incorporated by reference to Exhibit 4 to The Manitowoc Company, Inc.'s Current Report on Form 8-K filed on August 5, 1996 (File No. 1-11978)]

(4.4) The Manitowoc Company, Inc. 1995 Stock Plan [Incorporated by reference to Appendix A to The Manitowoc Company, Inc.'s Definitive Proxy Statement on Schedule 14A for the 1996 Annual Meeting of Stockholders (File No. 1-11978)]

(4.5) Credit Agreement, dated May 9, 2001, among The Manitowoc Company, Inc., the lenders party thereto and Bankers Trust Company, as Administrative Agent [Incorporated by reference to Exhibit 4.1 to The Manitowoc Company, Inc.'s Current Report on Form 8-K dated as of May 9, 2001 (File No. 1-11978)]

          The Company has instruments that define the rights of holders of long-term debt that are not being filed with this Registration Statement in reliance upon Item 601(b)(4)(iii) of Regulation S-K, since none of the Company's long-term debt outstanding at the date of this Registration Statement exceeds 10 percent of the Company's total consolidated assets. The Company agrees to furnish to the Securities and Exchange Commission, upon request, copies of any instruments defining rights of holders of long-term debt.

(5)       Opinion of Foley & Lardner

(23.1)    Consent of PricewaterhouseCoopers LLP

(23.2)    Consent of Ernst & Young Audit

(23.3)    Consent of KPMG LLP

(23.4)    Consent of Foley & Lardner (contained in Exhibit (5) hereto)

(24)      Power of Attorney (included on the signature page hereto)

Item 8.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on August 7, 2002.

                                          THE MANITOWOC COMPANY, INC.


                                          By:/s/ Terry D. Growcock
                                             ---------------------------------
                                             Terry D. Growcock
                                             President and Chief Executive
                                               Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Carl J. Laurino and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

         Signature                                         Title


/s/ Terry D. Growcock                           President and Chief Executive
-------------------------------------           Officer (Principal Executive
Terry D. Growcock                               Officer of the Registrant)


/s/ Carl J. Laurino                             Treasurer and Interim Chief
-------------------------------------           Financial Officer (Principal
Carl J. Laurino                                 Financial Officer and Principal
                                                Accounting Officer of the
                                                Registrant)

/s/ Dean H. Anderson                            Director
-------------------------------------
Dean H. Anderson

/s/ Virgis W. Colbert                           Director
-------------------------------------
Virgis W. Colbert


/s/ Daniel W. Duval                             Director
-------------------------------------
Daniel W. Duval


/s/ James L. Packard                            Director
-------------------------------------
James L. Packard


/s/ Gilbert F. Rankin, Jr.                      Director
-------------------------------------
Gilbert F. Rankin, Jr.


/s/ Robert C. Stift                             Director
-------------------------------------
Robert C. Stift


/s/ Robert S. Throop                            Director
-------------------------------------
Robert S. Throop


*Each of these signatures is affixed as of August 7, 2002.

                                  EXHIBIT INDEX

                           THE MANITOWOC COMPANY, INC.
                                 1995 STOCK PLAN


Exhibit
   No.                          Exhibit


(4.1) Amended and Restated Articles of Incorporation of The Manitowoc Company, Inc., as amended [Incorporated by reference to Exhibit 3.1 to The Manitowoc Company, Inc.'s Registration Statement on Form S-4 filed on April 10, 2002 (Reg. No. 333-85938)]

(4.2) Restated By-laws of The Manitowoc Company, Inc., as amended [Incorporated by reference to Exhibit 3.2 to The Manitowoc Company, Inc.'s Quarterly Report Form 10-Q for the quarter ended June 30, 1995 (File No. 1-11978)]

(4.3) Rights Agreement, dated August 5, 1996 between The Manitowoc Company, Inc. and First Chicago Trust Company of New York [Incorporated by reference to Exhibit 4 to The Manitowoc Company, Inc.'s Current Report on Form 8-K filed on August 5, 1996 (File No. 1-11978)]

(4.4) The Manitowoc Company, Inc. 1995 Stock Plan [Incorporated by reference to Appendix A to The Manitowoc Company, Inc.'s Definitive Proxy Statement on Schedule 14A for the 1996 Annual Meeting of Stockholders (File No. 1-11978)]

(4.5) Credit Agreement, dated May 9, 2001, among The Manitowoc Company, Inc., the lenders party thereto and Bankers Trust Company, as Administrative Agent [Incorporated by reference to Exhibit 4.1 to The Manitowoc Company, Inc.'s Current Report on Form 8-K dated as of May 9, 2001 (File No. 1-11978)]

          The Company has instruments that define the rights of holders of long-term debt that are not being filed with this Registration Statement in reliance upon Item 601(b)(4)(iii) of Regulation S-K, since none of the Company's long-term debt outstanding at the date of this Registration Statement exceeds 10 percent of the Company's total consolidated assets. The Company agrees to furnish to the Securities and Exchange Commission, upon request, copies of any instruments defining rights of holders of long-term debt.

(5)       Opinion of Foley & Lardner

(23.1)    Consent of PricewaterhouseCoopers LLP

(23.2)    Consent of Ernst & Young Audit

(23.3)    Consent of KPMG LLP

(23.4)    Consent of Foley & Lardner (contained in Exhibit (5) hereto)

(24)      Power of Attorney (included on the signature page hereto)

                                      E-1